AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                    MARCH 19, 1998
                                                Registration  No. 333-

          =================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                            NORTHWEST NATURAL GAS COMPANY
                (Exact name of registrant as specified in its charter)

                      OREGON                                 93-0256722
          (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)              Identification No.)

                     One Pacific Square, 220 N.W. Second Avenue,
                                Portland, Oregon 97209
                                     503-226-4211
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------------
                                  RICHARD G. REITEN
                                      President
                             and Chief Executive Officer
                      One Pacific Square, 220 N.W. Second Avenue
                               Portland, Oregon  97209
                                     503-226-4211
             BRUCE R. DeBOLT                        JOHN T. HOOD, Esq.
       Senior Vice President, Finance,              Reid & Priest LLP
          and Chief Financial Officer              40 West 57th Street
            One Pacific Square,                  New York, New York  10019
          220 N.W. Second Avenue                       212-603-2000
          Portland, Oregon  97209
               503-226-4211
            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                ----------------------
             Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                     -----------------------------

             If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [ ]
             -----------------------------

             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
           ===============================================================

             Title of               Proposed
               each                  maximum    Proposed
             class of               offering     maximum
            securities    Amount      price     aggregate     Amount of
              to be        to be       per      offering     registration
            registered  registered   share*      price*          fee
           ---------------------------------------------------------------
           Common
           Stock,
           $3 1/6 Par   2,500,000
           Value        shares       $27.16    $67,900,000    $20,030.50
           ---------------------------------------------------------------
           Common
           Share
           Purchase     2,500,000
           Rights       rights **       --         --             --
          =================================================================
          *Calculated, pursuant to Rule 457(c) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Common Stock on March 17, 1998 on the Nasdaq National Market.

          **Since no separate consideration is paid for the Common Share Purchase Rights (Rights), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights,if any, is reflected in the market price of the Common Stock.


                                ---------------------

               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          =================================================================

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                     SUBJECT TO COMPLETION, DATED MARCH 19, 1998

          PROSPECTUS
          ----------


                            NORTHWEST NATURAL GAS COMPANY


                                     COMMON STOCK



                              -------------------------


             Northwest Natural Gas Company (the "Company") intends from time to time to issue and sell an aggregate not to exceed 2,500,000 authorized but unissued shares of its common stock, par value $3 1/6 per share (the "Common Stock"), and the common share purchase rights appurtenant thereto (the "Rights" and, together with the 2,500,000 shares of Common Stock, the "Shares"), on terms to be determined at the times of sale. For each issue of the Shares for which this Prospectus will be delivered, there will be an accompanying Prospectus Supplement that will set forth the terms of the offering. The Common Stock is traded in the over-the-counter market. Its price and volume data are reported on the Nasdaq Stock Market National Market System using the symbol "NWNG".



                              -------------------------


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES  COMMISSION PASSED UPON  THE
                    ACCURACY OR  ADEQUACY OF THIS PROSPECTUS.  ANY
                            REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.



             The Shares may be sold directly by the Company or through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters are involved in the sale of the Shares in respect of which this Prospectus will be delivered, the names of such agents or underwriters, and the initial price to the public, any applicable commissions or discounts and the net proceeds to the Company, or the means of determining the same, will be set forth in an accompanying Prospectus Supplement. The Company may indemnify agents and underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution".



                   The date of this Prospectus is March      , 1998

                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by the Company.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the Securities and Exchange Commission:

               1. The Company's Annual Report on Form 10-K for the year
                  ended December 31, 1997;

               2. The Company's Current Report on Form 8-K dated February
                  27, 1998; and

               3. The Company's Registration Statement on Form 8-A dated
                  February 27, 1996.

               All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the Exchange Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K (the "Latest Annual Report") shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of the Latest Annual Report. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus shall have been delivered, upon written or oral request of such person, a copy of any or all of the documents which have been incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to C.J. Rue, Secretary, Northwest Natural Gas Company, One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, telephone 503-226-4211.


                                     THE COMPANY

               The Company is principally engaged in the distribution of natural gas to customers in western Oregon and southwestern Washington, including the Portland metropolitan area. The Company and its predecessors have supplied gas service to the public since 1859. The Company's executive offices are located at One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209. Its telephone number is 503-226-4211.


                        USE OF PROCEEDS AND FINANCING PROGRAM

               The net proceeds to be received by the Company from the sale of the Shares will be added to the general funds of the Company and used for corporate purposes, primarily to fund, in part, the Company's ongoing utility construction program and to repay short-term debt incurred for such purpose.

               The Company expects its utility construction expenditures in 1998 to aggregate $90 million, and in the five-year period, 1998-2002, to aggregate between $500 million and $550 million.

               The Company estimates that approximately 50% of the funds required for utility purposes during the 1998-2002 period will be internally generated and that the balance will be funded through short-term borrowings which will be refinanced periodically through the sale of long-term debt and equity securities, including the Shares, in such amounts and at such times as the Company's cash requirements and market conditions shall determine.


                              DESCRIPTION OF THE SHARES

               The following is a summary of certain rights and privileges of the Shares. This summary description does not purport to be complete. Reference is made to the Restated Articles of Incorporation and the Bylaws of the Company and the Rights Agreement, filed as exhibits to the Registration Statement, for complete statements. The following statements are qualified in their entirety by such references.

               Dividends and Liquidation Rights: Except as hereinafter stated, the Common Stock is entitled to receive such dividends as are declared by the Board of Directors and to receive ratably on liquidation any assets which remain after payment of liabilities. The Company's Preferred and Preference Stock are entitled in preference to the Common Stock (1) to cumulative dividends at the annual rate fixed for each series by the Board of Directors, and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

               Dividend Limitations: Should dividends on either the Preferred or the Preference Stock be in arrears, no dividends on the Common Stock may be paid or declared. Except with the consent of the holders of a majority of the Preferred Stock then outstanding, no dividends on the Common Stock or the Preference Stock may be paid or declared unless the Preferred Stock purchase and sinking fund obligations have been met for that year. Future series of the Preferred or the Preference Stock could contain sinking fund, purchase or redemption obligations under which no dividends on the Common Stock may be paid or declared while such obligations are in default. Common Stock dividends also may be restricted by the provisions of future instruments pursuant to which the Company may issue long-term debt.

               Voting Rights: Except as provided by law or as described below, only the Common Stock has voting rights. Cumulative voting is permitted by the Restated Articles of Incorporation to holders of Common Stock at elections of directors. The Preferred Stock has the special right to elect the smallest number of directors which constitutes at least one-fourth of the total number of directors, or two directors, whichever is greater, if payments of four quarterly dividends or more on any share or shares of Preferred Stock should be in arrears.

               Classification of the Board of Directors: The Board of Directors of the Company may consist of not less than nine nor more than 13 persons, as determined by the Board, divided into three classes as nearly equal in number as possible. The current number is 12. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the Board, may be filled by a majority vote of the directors then in office. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon; provided, however, that if fewer than all of the directors should be candidates for removal, no one of them shall be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director shall be a part. Except for those persons nominated by the Board, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person's consent thereto shall be delivered to the Secretary of the Company in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors. The foregoing provisions will not apply to directors, if any, elected by the holders of the Preferred Stock.

               Transactions with Related Persons: The Company shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of the Company) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of the Company not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of the Company in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of the Company that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a "business transaction" includes a merger, consolidation, reorganization or recapitalization, a purchase, sale, lease, exchange or mortgage of all or a substantial part (10% or more) of the property of the Company or a related person, an issuance, sale or exchange of securities and a liquidation, spin-off or dissolution; a "related person" includes a person, organization or group thereof owning 10% or more of the capital stock of the Company; "continuing directors" are those whose nominations for directorship shall have been approved by a majority of the directors in office on April 9, 1984 or by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of the Company (other than shares held by related persons).

               Preemptive Rights: The holders of the Common Stock have no preemptive rights.

               Other Provisions: The issued and outstanding shares of the Company's Common Stock are, and the Common Stock offered hereby will be, fully paid and nonassessable.

               Transfer Agent and Registrar: The Company is the transfer agent and registrar for the Common Stock.

               Common Share Purchase Rights: The holders of the Common Stock have one Right for each of their shares. Each Right, initially evidenced by and traded with the Common Stock, entitles the holder to purchase one-tenth of a share of Common Stock at a Purchase Price of $6.67, subject to adjustment. The Rights will be exercisable only if a person or group ("Person") shall acquire ownership of 15% or more of the Common Stock (such Person being hereinafter referred to as an "Acquiring Person") or shall announce a tender offer, the consummation of which would result in such Person becoming an Acquiring Person.

               If any Person shall have become an Acquiring Person, each Right, other than Rights owned by the Acquiring Person (which shall be void), may be exercised by its holder to purchase, at a

          50% discount, shares of Common Stock having a market value equal to 20 times the Purchase Price. If a Person shall have become an Acquiring Person but shall not have acquired ownership of 50% or more of the Common Stock, the Board of Directors may provide for the exchange of all or a part of the Rights (other than Rights which shall be void as described above) for Common Stock at a ratio of one share per Right.

               In the event that (i) the Company shall consolidate or merge with any other person, (ii) any person shall consolidate or merge with the Company and the Company shall be the surviving corporation and, in connection therewith, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any person (including the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer, assets or earning power aggregating 50% or more of the assets or earning power of the Company to any other person, each Right, except Rights owned by an Acquiring Person (which shall be void), may be exercised by its holder to purchase, at a 50% discount, shares of common stock of the other person having a market value equal to 20 times the Purchase Price.

               At any time prior to any Person becoming an Acquiring Person, the Board of Directors may redeem the Rights at a price of $.01 per Right. The Rights will expire on March 15, 2006 unless they are exchanged or redeemed (as described above) earlier than that date.

               The issuance of Common Stock upon exercise of the Rights will be subject to any necessary regulatory approvals.

               The Rights have anti-takeover effects because they will cause substantial dilution of the Common Stock if a Person attempts to acquire the Company on terms not approved by the Board of Directors.


                                 PLAN OF DISTRIBUTION

               The Company may sell the Shares in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. Each Prospectus Supplement will set forth the terms of the offering of the Shares offered thereby, including the name or names of any underwriters, the purchase price of such Shares and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               If underwriters are used in the sale, the Shares will be acquired by the underwriters for their own account and may be sold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters as may be designated by the Company, or directly by one or more of such firms. The underwriter or underwriters with respect to a particular underwritten offering of Shares will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Shares offered thereby will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Shares if any are purchased.

               The Shares may be sold directly by the Company or through agents designated by the Company from time to time. Each Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Shares in respect of which such Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

               If so indicated in a Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Shares offered thereby from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such Prospectus Supplement, which will set forth the commission payable for solicitation of such contracts.

               Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


                                       EXPERTS

               The financial statements as of and for the year ended December 31, 1997 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

               The financial statements as of and for the years ended December 31, 1995 and 1996 incorporated by reference in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incoprorated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               The statements made as to matters of law and legal conclusions in the documents incorporated in this Prospectus by reference and under "Description of Common Stock" herein and, if any, in the accompanying Prospectus Supplement have been reviewed by Mark S. Dodson, Esquire, Portland, Oregon. Mr. Dodson is General Counsel of the Company. These statements and conclusions are set forth in reliance upon the opinion of Mr. Dodson given upon his authority as an expert. As of March 19, 1998, Mr. Dodson owned no shares of the Company's common stock. Mr. Dodson has been granted an option to purchase 5,000 shares at a price of $27.875, the market price of the shares on the date such option was granted.


                                       LEGALITY

               The legality of the Shares will be passed upon for the Company by Mr. Dodson and by Messrs. Reid & Priest LLP, New York, New York, and for the underwriters by Messrs. Simpson Thacher & Bartlett, New York, New York. Messrs. Reid & Priest LLP and Messrs. Simpson Thacher & Bartlett may rely on the opinion of Mr. Dodson as to legal matters arising under Oregon and Washington law.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED, EXCEPT SEC FILING FEE).

                Filing Fee-Securities and Exchange
                  Commission                          $     20,030.50

                Legal fees  . . . . . . . . . . . . . .     70,000.00

                Accounting fees and expenses  . . . .       20,000.00

                Printing and engraving  . . . . . . . .     35,000.00

                Miscellaneous expense   . . . . . . . .     31,469.50
                                                           ----------
                  Total expenses  . . . . . . . . . . .   $176,500.00
                                                           ==========


          ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Oregon Business Corporation Act (the "Act") provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

          (1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

          (2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit, as described below) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

          (3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

          The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct in Section (2) or (3) above has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

          The Company's Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

          The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

          The Company's shareholders have approved and the Company has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

          (1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

          (2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on the Company to prove that the director or officer is not entitled to indemnification;

          (3) indemnity is explicitly provided for judgments and settlements in derivative actions;

          (4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

          (5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

          The Company maintains in effect a policy of insurance providing for reimbursement to the Company of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which the Company may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Restated Articles of Incorporation, Bylaws or agreements effective under such laws.


          ITEM 16. LIST OF EXHIBITS.

                    1      -   Form of Underwriting Agreement.

                    4(a)*  -   Restated Articles of Incorporation, as filed
                               and effective June 24, 1988, as amended
                               December 8, 1992, December 1, 1993 and
                               May 27, 1994 (filed as Exhibit (3a.) to
                               Form 10-K for 1994).

                    4(b)*  -   Bylaws as amended December 18, 1997 (filed
                               as Exhibit (3b.) to Form 10-K for 1997).

                    4(c)*  -   Rights Agreement, dated as of February 27,
                               1996, between the Company and Boatmen's
                               Trust Company, ChaseMellon Shareholder
                               Services as successor, which includes as Exhibit A thereto the form of a Right
                               Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares
                               (filed as Exhibit 1 to Form 8-A, dated
                               February 27, 1996).

                    5(a)   -   Opinion of Mark S. Dodson, Esq.

                    5(b)   -   Opinion of Reid & Priest LLP.

                    23(a)  -   Consent of Deloitte & Touche LLP.

                    23(b)  -   Consent of Price Waterhouse LLP.  Consents
                               of Mark S. Dodson, Esq., and Reid & Priest
                               LLP are included in their opinions filed, respectively, as Exhibit 5(a) and
                               Exhibit 5(b).

                    24     -   Power of Attorney (see page II-4).

          --------------------
          *  Incorporated herein by reference as indicated.


          ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in paragraphs
          (i) and (ii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indem-nification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                  POWER OF ATTORNEY

             Each director and/or officer of the registrant whose signature appears on the following page hereby appoints Richard G. Reiten, Bruce R. DeBolt and John T. Hood, the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                      SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, and State of Oregon on the 19th day of March, 1998.

                                  NORTHWEST NATURAL GAS COMPANY

                                  By:   /s/ Richard G. Reiten
                                       -----------------------
                                       Richard G. Reiten
                                     President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                        Title                   Date
        ---------                        -----                   ----

      /s/ Richard G. Reiten     Principal Executive Officer,  March 19, 1998
     -------------------------  and Director
        Richard G. Reiten
        President and Chief
        Executive Officer

      /s/ Bruce R. DeBolt       Principal Financial           March 19, 1998
     -------------------------  Officer
        Bruce R. DeBolt
        Senior Vice President,
        Finance, and Chief
        Financial Officer

      /s/ D. James Wilson       Principal Accounting          March 19, 1998
     -------------------------  Officer
        D. James Wilson
        Treasurer and Controller

      /s/ Mary Arnstad
     -------------------------
        Mary Arnstad

      /s/ Thomas E. Dewey, Jr.
     -------------------------
        Thomas E. Dewey, Jr.

      /s/ Tod R. Hamachek
     -------------------------
        Tod R. Hamachek

      /s/ Richard B. Keller
     -------------------------
        Richard B. Keller

     /s/ Wayne D. Kuni
     -------------------------
        Wayne D. Kuni

     /s/ Randall C. Pape        Directors                     March 19, 1998
     -------------------------
        Randall C. Pape

     /s/ Robert L. Ridgley
     -------------------------
        Robert L. Ridgley

      /s/ Dwight A. Sangrey
     -------------------------
        Dwight A. Sangrey

      /s/ Melody C. Teppola
     -------------------------
        Melody C. Teppola

      /s/ Russell F. Tromley
     -------------------------
        Russell F. Tromley

      /s/ Benjamin R. Whiteley
     -------------------------
        Benjamin R. Whiteley

                                  INDEX TO EXHIBITS


          Exhibit
          -------

            1         Form of Underwriting Agreement.

            4(a)* Restated Articles of Incorporation, as filed and effective June 24, 1988, as amended December 8, 1992, December 1, 1993 and May 27, 1994 (filed as Exhibit (3a.) to Form 10-K for 1994).

            4(b)* Bylaws as amended December 18,1997 (filed as Exhibit (3b.) to Form 10-K for 1997).

            4(c)* Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company, ChaseMellon Shareholder Services as successor, which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares (filed as Exhibit 1 to Form 8-A, dated February 27, 1996).

            5(a)      Opinion of Mark S. Dodson, Esq.

            5(b)      Opinion of Reid & Priest LLP.

            23(a)     Consent of Deloitte & Touche LLP.

            23(b) Consent of Price Waterhouse LLP. Consents of Mark S. Dodson, Esq., and Reid & Priest LLP are included in their opinions filed, respectively, as Exhibit 5(a) and Exhibit 5(b).

            24        Power of Attorney (see page II-4).

          -------------------------
          *     Previously filed